Exhibit 99.9

WMALT 2005-7

Preliminary Structure – Paydown Rules (As of 08/05/05)

Group 2

1.      Pay Class CB1 and Class CB2 pro-rata its priority amount until retired.

2.      Pay to schedule in the aggregate to Class CB3 and Class CB8 until retired in the following manner:

a.       Pay 66.8196613288% to Class CB3.

b.      Pay 33.1803386712% to Class CB8.

3.      Pay to schedule in the aggregate to Class CB4, Class CB8 and Class CB9 until retired in the following manner:

a.       Pay 32.9999999884% to Class CB4.

b.      Pay 32.9999999884% to Class CB8.

c.       Pay 34.0000000232% to Class CB9.

4.      Pay to schedule in the aggregate to Class CB5 and Class CB9 until retired in the following manner:

a.       Pay 50.0000000157% to Class CB5.

b.      Pay 49.9999999843% to Class CB9.

5.      Pay Class CB6 and Class CB7 until retired.

6.      Pay according to rules 2-4 above without regard to schedule.

7.      Pay Class CB1 and Class CB2 pro-rata until retired.

Collateral:    30 YR Conf ALT-A.

Size:    ~$302mm

Passthru Rate:  5.50%

Pricing Speed:  100% PPC (8 -> 20 CPR / 12 months)

NAS Bonds:   Class CB1 and Class CB2.  Locked out of scheduled and prepay for 60 months. The priority fraction is (Balance of Total NAS / Total Non-PO Balance).  This is the same NAS as in the WMALT 2005-1 deal.

Super-NAS:  None.

Z-Bonds:    None.

AAA Support:  Class CB2.

Floaters:   For Class CB6: Rate = 1_Mo_LIBOR plus 1.45, Floor = 1.45%, Hard Cap = 6.00%.  The initial coupon is 5.01%.  Zero day delay.

Inverse IO:  None.

Inverse Floater:  For Class CB7: Rate = 50.05 - (1_Mo_LIBOR * 11.0).  Floor = 0.0%, Cap = 50.05%.  The initial coupon is 10.89%.  Zero day delay.

Cap Contract:  None.

Init LIBOR:  3.56% for all floating rate classes.

Notes

Closing date:        8/30/2005

Accrual date:      8/01/2005

Floater accrual date:    8/25/2005

First pay date:      9/25/2005

Clean-up call:         10%